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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                           JANUARY 24, 2002


                             [UNITEDGLOBALCOM LOGO]


        UNITEDGLOBALCOM ANNOUNCES THAT 77% OF ITS 10 3/4% SENIOR SECURED
         DISCOUNT NOTES, REPRESENTING OVER $1 BILLION FACE AMOUNT, HAVE
                          BEEN TENDERED TO IDT UNITED

                COVENANTS REMOVED AND NOTES ACCEPTED FOR PURCHASE

      SUBSEQUENT TO THE CLOSING OF THE TRANSACTION WITH LIBERTY MEDIA, NEW
               UNITED TO ACQUIRE LIBERTY'S INTEREST IN IDT UNITED


DENVER, CO. (JANUARY 24, 2002) - UnitedGlobalCom, Inc. (NASDAQ: UCOMA) (the "Company") announced on January 24, 2002, that approximately 77% of its outstanding $1,375,000,000 10 3/4% Senior Secured Discount Notes due 2008 (the "Notes") have been tendered to IDT United, Inc. and accepted for purchase. In addition, on January 24, 2002, United and the indenture trustee signed a supplemental indenture to effect the removal of covenants from the indenture, the release of liens, and the waiver of any defaults or events of default that have or may have occurred, or which may occur under, and compliance with certain provisions of, the indenture. Under the terms of the Offer, withdrawal rights have terminated.

United and the collateral agent have entered into an agreement that terminates the pledge agreements effective upon purchase of the Notes, and the collateral will be released to United upon purchase of the Notes.

IDT United announced that, as of 5 p.m., New York City Time, on January 23, 2002, holders of the Notes had validly tendered and not withdrawn Notes representing $1,059,011,000 aggregate principal amount at maturity of the Notes. This represents approximately 77% of the outstanding Notes. The Offer is scheduled to expire at 5:00 p.m., New York time, on Friday, February 1, 2002, unless extended.

Pursuant to the terms of the definitive merger agreement relating to United's transaction with Liberty, United has consented to the tender offer and consent solicitation as well as to the amended terms. Pursuant to the terms of that agreement, United will become a subsidiary of New UnitedGlobalCom, Inc. ("New United") and Liberty will contribute certain assets to New United. Following the closing of the merger and the tender offer, New United will acquire Liberty's interest in IDT United.

IDT United is a corporation formed by IDT Venture Capital Corporation and Liberty UGC Bonds, Inc., a wholly-owned subsidiary of Liberty Media Corporation (NYSE: L, LMC.B).


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This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Notes. The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement and the related letter of transmittal and consent solicitation, which contain important information that should be read carefully.


ABOUT UNITEDGLOBALCOM:
United is the largest international broadband communications provider of video, voice and data services with operations in 26 countries. At September 30, 2001, United's networks, in aggregate, reached over 18.8 million homes and served over
10.6 million video customers, 671,500 telephony subscribers and 672,900 high speed internet access subscribers. In addition, the company's programming businesses reached approximately 48 million subscribers.

United's significant operating subsidiaries include United Pan-Europe Communications N.V. (UPC) (53% owned), a leading pan-European broadband communications company; Austar United Communications (56% owned) a leading satellite, cable television and telecommunications provider in Australia and New Zealand; and VTR Global Com (100% owned), the largest broadband communications provider in Chile.



                                      * * *

CONTACTS:

         FOR UNITEDGLOBALCOM:
         Investors:
         Rick Westerman, CFO
         Tel:    303-220-6647
         Fax:    303-770-3464
         Email:  rwesterman@unitedglobal.com

         Press:
         Jim Carlson, Corporate Communications
         Tel:    303-220-6662
         Fax:    303-770-4207
         Mobile: 303-808-4955
         Email:  jcarlson@unitedglobal.com

                                      * * *


NOTE: Except for historical information contained herein, this news release contains forward looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These forward looking statements include the timing of the tender offer and consent solicitation, timing of the closing of the transaction with Liberty and completion of the purchase of the IDT United interests.


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